UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Common Stock Subscription Agreement

On August 16, 2022, SoundHound AI, Inc. (“SoundHound”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and related registration rights agreement (the “CFPI Registration Rights Agreement”) with CF Principal Investments LLC (“CFPI”). Pursuant to the Common Stock Purchase Agreement, SoundHound, has the right to sell to CFPI up to the lesser of (i) 25,000,000 shares of SoundHound’s Class A common stock, par value $0.0001 (the “Common Stock”), and (ii) the Exchange Cap (as defined in the Common Stock Purchase Agreement), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. SoundHound is obligated under the Common Stock Purchase Agreement and the CFPI Registration Rights Agreement to file a registration statement with the SEC to register under the Securities Act for the resale by CFPI of shares of Common Stock that SoundHound may issue to CFPI under the Common Stock Purchase Agreement.

SoundHound will not have the right to commence any sales of Common Stock to CFPI under the Common Stock Purchase Agreement until the Commencement (as defined in the Common Stock Purchase Agreement), which is the time when all of the conditions to the SoundHound’s right to commence sales of Common Stock to CFPI set forth in the Common Stock Purchase Agreement have been satisfied, including that a registration statement relating to the Common Stock is filed and declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

After the Commencement, SoundHound will have the right from time to time at its sole discretion until the first day of the month next following the 36-month period from and after the Commencement, to direct CFPI to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Common Stock Purchase Agreement by delivering written notice to CFPI prior to the commencement of trading on any trading day. SoundHound will control the timing and amount of any sales of the Common Stock to CFPI. Actual sales of shares of the Common Stock to CFPI under the Common Stock Purchase Agreement will depend on a variety of factors to be determined by SoundHound from time to time, including, among other things, market conditions, and the trading price of the Common Stock.

The purchase price of the shares of Common Stock that SoundHound elects to sell to CFPI pursuant to the Common Stock Purchase Agreement will be the volume weighted average price of the Common Stock during the applicable purchase date on which SoundHound has timely delivered written notice to CFPI directing it to purchase the shares of Common Stock under the Common Stock Purchase Agreement. SoundHound will receive 97% of the volume weighted average price of the Common Stock so sold.

The Common Stock Purchase Agreement and the CFPI Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

SoundHound will have the right to terminate the Common Stock Purchase Agreement at any time after Commencement, at no cost or penalty, upon three (3) trading days’ prior written notice. Additionally, CFPI will have the right to terminate the Common Stock Purchase Agreement upon three (3) trading days’ prior written notice to SoundHound if there is a Material Adverse Effect or a Fundamental Transaction (as defined in the Common Stock Purchase Agreement) or SoundHound is in breach or default in any material respect of the Registration Rights Agreement, or trading in the Common Stock on the Nasdaq is suspended. No termination of the Common Stock Purchase Agreement will affect the registration rights provisions contained in the CFPI Registration Rights Agreement.

In connection with the execution of the Common Stock Purchase Agreement, SoundHound will issue to CFPI 250,000 shares of Common Stock (the “Commitment Shares”) as consideration for its irrevocable commitment to purchase the shares of Common Stock upon the terms and subject to the satisfaction of the conditions set forth in the Common Stock Purchase Agreement; provided, that, subject to the terms of the Common Stock Purchase Agreement, CFPI shall be entitled to $1,000,000 in proceeds from its sale of the Commitment Shares.

The foregoing description of the Common Stock Subscription Agreement and the CFPI Registration Rights Agreement is qualified in its entirety by reference to the full text of the Common Stock Subscription Agreement and the CFPI Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of August 16, 2022, by and between SoundHound AI, Inc. and CF Principal Investments LLC.
10.2	Registration Rights Agreement, dated as of August 16, 2022, by and between SoundHound AI, Inc. and CF Principal Investments LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022	SoundHound AI, Inc.

	By:	/s/ Keyvan Mohajer
Name: Keyvan Mohajer Title: Chief Executive Officer

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